451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 1 March 21, 2025 Preetam Shah BY EMAIL/DOCUSIGN Dear Preetam, I am pleased to offer you the position of Chief Strategy and Financial Officer for Elicio Therapeutics (“Elicio” or the “Company”), with your employment commencing March 24, 2025 (your “Start Date”). This document will also serve as an employment agreement, describing the details of your position with Elicio, as well as the compensation, requirements, and other details of employment with Elicio. We are very excited to have you join our team and have great confidence in your abilities to have a major impact on our mission and the special culture we are building. Duties and Extent of Service As Chief Strategy and Financial Officer, you will report to the Chief Executive Officer, and you will have responsibility for performing the duties that are customary for and are consistent with your position within the Company. You agree to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company. Except for vacations and absences due to temporary illness, you will be expected to devote your full-time business efforts to the business and affairs of the Company, consistent with applicable law. Notwithstanding the foregoing or anything to the contrary, subject to the prior review and approval of the Company’s Chief Executive Officer, you shall be permitted to serve on boards of directors of other companies, provided that such companies do not compete with the business of the Company and provided that such service does not unreasonably interfere with your duties and obligations to the Company. Elicio’s principal location of operations is in Boston, Massachusetts, and you will perform your duties in the corporate headquarters, when needed, but principally from your home office, with the expectation that you will be in Elicio’s office, when reasonably required, acknowledging the need for occasional travel to perform your full range of responsibilities. Elicio believes non-lab-based employees can be highly productive working remotely and is building a culture that closely connects all employees, regardless of location, based on constant communication, transparency, and employing people with a desire to participate in company events, frequent zoom face to face discussions, and other activities designed to eliminate “remoteness” from working remotely. Employment At-Will You and the Company understand and agree that you are an employee at-will and that you may resign, or the Company may terminate your employment, at any time in accordance with the termination provisions set forth further below in this letter agreement. Nothing in this letter agreement shall be construed to alter the at-will nature of your employment, nor shall anything in Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D

451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 2 this letter agreement be construed as providing you with a definite term of employment. Compensation Until the termination of your employment hereunder, in consideration for your services hereunder, we will compensate you as follows:  Base Salary. We will pay you, in accordance with the Company's then current payroll practices, an initial base salary (the "Base Salary") at an annual gross rate of $480,000.00 less applicable deductions and withholdings. The Base Salary may be increased from time to time at the sole discretion of the Board or the Compensation Committee of the Board (the “Board”) but may not be decreased from the Base Salary set forth herein and is in addition to the other benefits set forth herein.  Annual Bonus. You will be eligible to receive an annual discretionary target bonus in an amount equal to 40% of your Base Salary for the relevant year, with 75% of your potential bonus based on the Company's performance versus the Board approved corporate goals for the year, and 25% based on your individual performance You are not eligible for a bonus for the year of your hire if your Start Date is on or after October 1st of such year. The determination of whether you will receive a discretionary bonus with respect to any given fiscal year of the Company, and the amount of the discretionary bonus pool, shall be determined by the Board, in its discretion, after considering the Company's financial position and its performance for such fiscal year. If you are awarded a discretionary bonus with respect to a given fiscal year, the Company will make payment of such discretionary bonus following the end of the year to which it relates but no later than March 15th of the next fiscal year. However, eligibility to earn and receive any such bonus shall at all times remain conditioned upon your continued active employment in good standing on the date of such payment. If you cease being an employee of the Company for any reason prior to payment of any discretionary bonus, then you shall not earn and shall not be paid any such discretionary bonus.  Stock Option Grant. As a material inducement to you joining the Company, and subject to the approval of the Board, you will be granted a non-qualified option under the Company’s 2024 Inducement Incentive Award Plan (the “Inducement Option Award”) to acquire a number of shares of Company common stock equal to 1.2% of the total shares outstanding of Company common stock on the date of grant of the Inducement Option Award, which will be on the 15th day (or next following weekday) of the month of your Start Date, if your Start Date is prior to the 15th day of the month, and will be on the 15th day (or next following weekday) of the month following your Start Date if your Start Date is on or after the 15th day of the month (the “Grant Date”) at an exercise price equal to the fair market value of the common stock, as determined by the Board, on the Grant Date. Promptly after the Grant Date, the Company and you shall execute and deliver to each other the Company’s standard form of stock option agreement, evidencing the Inducement Option Award and the terms thereof. The Inducement Option Award shall be subject to, and governed by, the terms and provisions of your stock option agreement. Subject to the Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D

451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 3 terms and conditions set forth below and subject to your continued employment with the Company, the Inducement Option Award shall become exercisable for twenty-five percent (25%) of the Inducement Option Award shares on the first anniversary of the Start Date and shall become exercisable for the remainder of the Inducement Option Award shares in a series of thirty-six (36) equal monthly installments after such first anniversary until the Inducement Option Award has become fully exercisable. The Inducement Option Award is intended as an inducement grant under Nasdaq Rule 5635(c)(4). In addition, subject to the approval of the Board, you will receive an annual equity award of shares of the Company’s common stock as determined by the Board in its discretion.  Vacation. You will be provided with access to flexible paid time off in accordance with the Company’s Flexible Paid Time Off Policy. Any vacation shall be taken at the reasonable and mutual convenience of the Company and you. The Company has identified ten “company holidays” which are paid days off that are separate from your flexible paid time off and closes operations for a week at the end of December, typically starting December 24th and reopening on the first working day of the new year.  Benefits. You will also be entitled to participate in such employer employee benefit plans and fringe benefits, if any, as the Company shall make available from time to time to similarly situated employees subject to the terms and conditions of those plans, which are controlling. The Board reserves the right from time to time to change or terminate the Company’s employee benefit plans and fringe benefits. Your participation in such employee benefit plans and fringe benefits, and the amount and nature of the benefits to which you shall be entitled thereunder or in connection therewith, shall be subject to the terms and conditions of such employee benefit plans and fringe benefits. You have informed us that you intend to continue with your current health coverage benefits as long as they are available to you. The Company agrees to reimburse you for the next 15 months starting April 1, 2025, for the current health coverage premium you pay for so long as you continue to pay such current health coverage premium, less the premium you would have paid if you elected to be initially covered by the Company’s insurance policies. Once such health coverage is unavailable to you, you will be eligible to participate in the Company’s benefit plans. Further, subject to the terms and conditions of the Company’s Executive Severance Plan dated February 1, 2024 (the “Executive Severance Plan”), if your employment is terminated by the Company without Cause (as defined in the Executive Severance Plan) or you resign for Good Reason (whether or not in connection with a Change in Control, and as defined in the Executive Severance Plan), you will be entitled to an amount equal to the Company’s contribution of the premium for continuation of coverage under COBRA for the Severance Period in accordance with the Executive Severance Plan, regardless of whether the Company continues to offer such health coverage benefits or whether the Company is required to pay for such health coverage benefits to other employees. The Company will pay such amount in a single lump sum on such date in accordance with Section 6 of the Executive Severance Plan. Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D

451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 4  Expenses. Upon delivery of reasonable documentation, you will be entitled to reimbursement by the Company during the term of your employment for reasonable travel, entertainment and other business expenses incurred by you in the performance of your duties hereunder in accordance with the policies and practices as the Company may from time to time have in effect. Withholding Taxes All payments and benefits described in this letter agreement or that you may otherwise be entitled or eligible to receive as a result of your employment with the Company will be subject to applicable federal, state, and local tax withholdings. 409A Compliance This section is intended to help ensure that compensation paid or delivered to you pursuant to this letter agreement either is paid in compliance with, or is exempt from, Section 409A of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (collectively, “Section 409A”). However, the Company does not warrant to you that all compensation paid or delivered to you for your services will be exempt from, or paid in compliance with, Section 409A. Any payments due to you under the Executive Severance Plan will be governed by the applicable terms of such plan. Confidentiality Agreement Prior to and as a contingency of you commencing your employment with the Company, you agree to sign a copy of the Company's standard Employee Confidentiality and Assignment Agreement (the “Confidentiality Agreement”). No Conflicting Obligation You hereby represent and warrant that the execution and delivery of this letter agreement, the performance by you of any or all of the terms of this letter agreement and the performance by you of your duties as an employee of the Company do not and will not breach or contravene (i) any agreement or contract (including, without limitation, any employment or consulting agreement, any agreement not to compete or any confidentiality or nondisclosure agreement) to which you are or may become a party on or at any time after the Start Date or (ii) any obligation you may otherwise have under applicable law to any former employer or to any person to whom you have provided, provide or will provide consulting services. You hereby further represent and warrant to the Company that, prior to the date of this letter agreement, you have provided to the Company a copy of any and all potentially conflicting agreements for the Company’s review. The Company hereby acknowledges that you have disclosed to the Company that you are subject to a consulting agreement with a former employer until August 31, 2025, which the Company hereby accepts, provided that your services thereunder do not unreasonably interfere with your duties to the Company. Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D

451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 5 Certification You hereby certify that all facts you have presented to the Company are accurate and true, whether on your resume, c.v., or in any interview or discussion with the Company, including statements pertaining to education, training, qualifications, licensing and prior work experience. Termination You acknowledge that the employment relationship between the Company and you is at-will, meaning that the employment relationship may be terminated by the Company or you for any reason or for no reason. Upon termination of employment in some circumstances, you may be eligible for severance under the Executive Severance Plan, subject to the terms and conditions of that plan which are controlling and may change or be terminated in the Company’s sole discretion. You may terminate your employment with the Company for any reason upon fifteen (15) days prior written notice of termination of the employment relationship. Regardless of the reason your employment with the Company terminates, you will continue to comply with the Confidentiality Agreement contemplated herein to the maximum extent legally permissible. Work Eligibility Your employment is contingent on your proper authorization to work in the United States and you providing to the Company sufficient documentation to demonstrate your eligibility to work in the United States. Background and Reference Checks The Company may conduct appropriate background and reference checks and a credit check prior to your Start Date and may need to do additional background checks in the future. The Company’s offer of employment hereunder, as well as your employment under this letter agreement, is contingent on the Company being reasonably satisfied with any such background and reference checks. Governing Law; Waiver of Jury Trial and Punitive Damages This letter agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts. EACH OF THE COMPANY AND YOU HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES. Entire Agreement This letter agreement (together with the Confidentiality Agreement and other agreements contemplated hereby) sets forth the sole and entire agreement and understanding between the Company and you with respect to the specific matters contemplated and addressed hereby and Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D

451 D Street Suite 501 Boston, MA 02210 +1 857 209 0050 Elicio.com Page | 6 thereby. No prior agreement, whether written or oral, shall be construed to change or affect the operation of this letter agreement in accordance with its terms, and any provision of any such prior agreement, which conflicts with or contradicts any provision of this letter agreement, is hereby revoked and superseded. Any prior agreement, if any, you may have with the Company regarding your employment, whether written or oral, is hereby, and without any further action on your part or the Company’s, terminated, revoked, and superseded by this letter agreement. This letter agreement may be amended or terminated only by a written instrument executed both by you and the Company. Please acknowledge your acceptance of this offer and the terms of this letter agreement by signing below and returning a copy to me no later than March 21, 2025. We look forward to bringing you on board as quickly as possible as this is a very exciting time for Elicio, as our Amphiphile platform and pipeline advance in and towards the clinic. Sincerely, By: Name: Robert Connelly Title: Chief Executive Officer Elicio Therapeutics, Inc. Accepted and Agreed: I hereby acknowledge that I have had a full and adequate opportunity to read, understand and discuss the terms and conditions contained in this letter agreement prior to signing hereunder. Signature: ___________________________ Name: ________________________________ Date: _____________________________ Docusign Envelope ID: 7D33DF72-D0A0-4A92-A598-1D9F4D677B3D Preetam Shah 21-Mar-2025